UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 2, 2015

Otonomy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36591	26-2590070
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6275 Nancy Ridge Drive, Suite 100

San Diego, CA 92121

(Address of principal executive offices, including zip code)

(858) 242-5200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 28, 2015, Theodore R. Schroeder was appointed to the Board of Directors (the “Board”) of Otonomy, Inc. (the “Company”). The election of Mr. Schroeder was reported under Item 5.02 of the Company’s Current Report on Form 8-K filed with the Commission on September 1, 2015.

The Company is filing this Form 8-K/A to report that on September 2, 2015, the Board appointed Mr. Schroeder as chairman of the corporate governance and nominating committee of the Board and as a member of the compensation committee of the Board, effective immediately. In accordance with Company policy, Mr. Schroeder will receive cash compensation of $7,500 per year for his service as a chairman of the corporate governance and nominating committee and $5,000 per year for his service as a compensation committee member, each payable quarterly in arrears on a pro-rata basis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OTONOMY, INC.

Date: September 4, 2015	By:	/s/ Eric Loumeau
Eric Loumeau General Counsel and Chief Compliance Officer